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                                  EXHIBIT 24

                           SPECIAL POWER OF ATTORNEY

THE STATE OF TEXAS  (S)
                    (S)  KNOW ALL MEN BY THESE PRESENTS:
COUNT OF TARRANT    (S)

     THAT WE, the undersigned, have made, constituted, and appointed, and by these presents do make, constitute, and appointed L.C. MARTIN, DAVID H. DINGUS, DANA L. PERRY, and each of them severally with full power to act alone, our true and lawful attorneys and agents to execute in our name, place, and stead, in our capacity as an officer or director of AZZ incorporated ("AZZ"), and file with the Securities and Exchange Commission under the Securities Act of 1933, one or more Form S-8 Registration Statements covering AZZ's 2000 Advisory Director Share Ownership Plan, compensatory stock options to RCG Capital Markets Group, Inc., any non-qualified stock options granted to a new officer or any other employee, officer, director or consultant of AZZ and any other employee benefit and stock option plan that AZZ may have heretofore adopted or may hereafter adopt, including any and all amendments (including pre-effective and post-effective amendments to filings heretofore or hereafter made) and exhibits to said filings and any and all applications, instruments and other documents to be filed with the SEC or any state regulatory agency pertaining to the registration of securities of AZZ, with full power and authority to do and perform any and all acts and things whatever that they or he may deem requisite or desirable in their or his sole discretion in the premises as fully and to all intents and purposes as the undersigned might or could do in person, and to file copies of this power of attorney with the SEC or any such agency or body. The power and authority hereby granted shall continue until revoked by a written instrument of revocation delivered to the President of AZZ.

WITNESS MY HAND this 10/th/ day of October, 2000.


                              /s/ L.C. Martin
                              --------------------------------------------------
                              L.C. MARTIN

WITNESS MY HAND this 27/th/ day of October, 2000.


                              /s/ David H. Dingus
                              --------------------------------------------------
                              DAVID H. DINGUS

WITNESS MY HAND this 10/th/ day of October, 2000.


                              /s/ Dana L. Perry
                              --------------------------------------------------
                              DANA L. PERRY
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WITNESS MY HAND this 12/th/ day of October, 2000.


                            /s/ Martin C. Bowen
                            ----------------------------------------------------
                            MARTIN C. BOWEN


WITNESS MY HAND this 17/th/ day of October, 2000.


                            /s/ Dr. H. Kirk Downey
                            ----------------------------------------------------
                            DR. H. KIRK DOWNEY

WITNESS MY HAND this 13/th/ day of October, 2000.


                             /s/ Daniel R. Feehan
                             ---------------------------------------------------
                             DANIEL R. FEEHAN

WITNESS MY HAND this 13/th/ day of October, 2000.


                             /s/ Sam Rosen
                             ---------------------------------------------------
                             SAM ROSEN

WITNESS MY HAND this 17/th/ day of October, 2000.

                             /s/ Kevern R. Joyce
                             ---------------------------------------------------
                             KEVERN R. JOYCE


WITNESS MY HAND this 11/th/ day of October, 2000.


                              /s/ R.J. Schumacher
                              --------------------------------------------------
                              R.J. SCHUMACHER